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                                                                    EXHIBIT 10.5

                                 TORREY RESERVE
                                ADDENDUM TO LEASE


         This Addendum to Lease ("Addendum") is made to the Lease dated as of June 16, 1997 ("Lease"), by and between AMERICAN ASSETS, INC., A CALIFORNIA CORPORATION ("Landlord") and ACC CONSUMER FINANCE CORPORATION, A DELAWARE CORPORATION ("Tenant").

         Landlord and Tenant hereby agree that notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be a part of the Lease and shall supersede, to the extent appropriate, any contrary provision in the Lease. All references in the Lease and in this Addendum to "Lease" shall be construed to mean the Lease as amended and supplemented by this Addendum. All capitalized terms used in this Addendum unless specifically defined in this Addendum shall have the same meaning as the terms used in the Lease.

                                    AGREEMENT

         1.       Option to Extend Term.

                  1.1 Grant of Option. Landlord hereby grants to Tenant two (2) options ("Extension Options") to extend the initial Lease Term for additional periods of five (5) years each (the "First Extension Term and Second Extension Term"). The First Extension Term and the Second Extension Term are sometimes referred to herein collectively and individually as an "Extension Term." Each Extension Option must be exercised, if at all, by written notice ("Option Notice") delivered by Tenant to Landlord not later than twelve (12) months prior to the end of the initial Lease Term or First Extension Term, as the case may be. Further, each Extension Option shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the end of the initial Lease Term or the First Extension Term, Tenant (i) is in default under the Lease, (ii) has assigned this Lease or its interest therein or (iii) has sublet all or substantially all of the Premises. Provided Tenant has properly and timely exercised the Extension Option in question, the initial Lease Term or First Extension Term, as the case may be, shall be extended for an additional period of five (5) years, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Basic Rent shall be modified as set forth below.

         1.2 Basic Rent During Extension Term(s). Basic Rent shall be payable during each Extension Term in accordance with Section 4.1 of this Lease, except that the monthly Basic Rent payable for the first twelve (12) months of each Extension Term shall be equal to one-twelfth (1/12) of that amount determined by multiplying the rentable area of the Premises by the "Fair Market Rental Value" for the Premises at the time Tenant delivers its Option Notice to Landlord. The "Fair Market Rental Value" shall mean 95% of the prevailing rental rate, on a rentable per square foot per year basis, then being obtained by Landlord in the Building and Project for space similar in size and quality to that of the Premises; provided, however, in no event shall the Fair Market Rental Value be less than the annual rate per rentable square foot at which the Basic Rent was payable during the last year of the initial Term or the First Extension Term, as the case may be. Once determined, the Basic Rent payable for the first twelve
(12) months of the Extension Term in question shall be increased on each anniversary date of such Extension Term by an amount equal to the rentable area of the Premises multiplied by $.05. The Base Year for each Extension Term shall be the calendar year immediately preceding commencement of the Extension Term in question and Tenant shall pay, as Additional Rent hereunder, Tenant's Share of the annual Direct Expenses that are in excess of the amount of Direct Expenses applicable to such Base Year commencing with the first year of such Extension Term.

         1.2.1 Negotiating Period. Provided the conditions to Tenant's right to exercise the applicable Option to Extend hereunder are satisfied, Landlord shall, within ten (10) business days after receipt of Tenant's Option Notice, deliver to Tenant a written determination of the then Fair Market Rental Value as determined by Landlord using the

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criteria set forth above ("Landlord's Determination"). Tenant shall have ten
(10) business days from the date of Landlord's delivery to notify Landlord in writing of Tenant's acceptance of Landlord's Determination or deliver to Landlord Tenant's written determination of the then Fair Market Rental Value using the criteria set forth above ("Tenant's Determination"). If Tenant does not deliver to Landlord the Tenant's Determination within such 10-day period, Tenant shall be deemed to have accepted the Landlord's Determination and the rental rate set forth in the Landlord's Determination shall be the Fair Market Rental Value used to determine the Basic Rent payable for the first twelve (12) months of the applicable Extension Term. If Tenant does deliver the Tenant's Determination within such 10-day period, then Landlord and Tenant will have ten
(10) days from the date of delivery of Tenant's Determination to negotiate a Fair Market Rental Value acceptable to both Landlord and Tenant (the "Negotiating Period").

        1.2.2 Arbitration. If no agreement can be reached as to the Fair Market Rental Value within the Negotiating Period, then, within seven (7) days after the Negotiating Period expires, Tenant and Landlord shall mutually appoint a certified M.A.I. appraiser that has at least five (5) years full-time commercial appraisal experience. If Landlord and Tenant are unable to agree on an appraiser, either of the parties to this Lease, after giving five (5) days prior written notice to the other party, may apply to the then President of the San Diego Board of Realtors for the selection of an appraiser who meets the foregoing qualifications, which selection shall be made within three (3) days. The appraiser selected by the President of the Board of Realtors shall be a person who has not previously acted in any capacity for either party. The appraiser shall, within ten (10) days of his appointment, review the original Landlord's Determination and Tenant's Determination of the Fair Market Rental Value and such other information as he shall deem necessary and shall determine which of the two is closer to the actual Fair Market Rental Value. The appraiser shall be instructed, in deciding whether the Landlord's Determination or the Tenant's Determination of the Fair Market Rental Value is closer to the actual Fair Market Rental Value, to use the criteria as to Fair Market Rental Value set forth above. The appraiser shall not establish his own Fair Market Rental Value, and must select either Landlord's or Tenant's Determination and shall immediately notify the parties of his selection. The Fair Market Rental Value determined by Landlord or Tenant and selected as the one closer to the actual Fair Market Rental Value by the appraiser shall be the Fair Market Rental Value used to determine the Basic Rent payable during the first twelve (12) months of the Extension Term in question and such Basic Rent shall be subject to annual adjustment as et forth in Subsection 1.2 above. Each of the parties shall bear one-half the cost of the appraiser. If the Fair Market Rental Value shall not have been determined by the commencement of the applicable Extension Term, Tenant shall continue to pay the Basic Rent payable as of the month immediately preceding such commencement until the Fair Market Rental Value is established at which time there shall be an adjustment between the parties so that the Basic Rent established for the Extension Term using the Fair Market Rental Value shall be retroactive to the commencement of the applicable Extension Term.

         2.       Right of First Offer.

                  2.1 Right of First Offer. If at anytime after the Lease Commencement Date any leased space becomes available on the second floor of the Building or on a floor designated by Landlord in Building 1 or 2, Torrey Reserve
- North Court, or if a prospective tenant expresses interest in any unleased space on the second floor of the Building or on a floor designated by Landlord in Building 1 or 2, Torrey Reserve - North Court (collectively, the "First Offer Space"), Landlord shall give Tenant written notice thereof, and if, within three
(3) business days thereafter, Tenant shall give Landlord written notice that Tenant elects to negotiate for a lease of the First Offer Space, Landlord shall not offer the First Offer Space for rent to a third party for a ten (10) calendar day period after Landlord receives Tenant's notice of a desire to negotiate for the First Offer Space. If Tenant elects to negotiate for a lease of the First Offer Space, the rental rate and other terms then being offered to other prospective tenants of the Building and Project shall be used by the parties as a guideline for their negotiations. If within such ten (10) calendar day period, the parties

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fail to agree on the terms of a lease thereof, Landlord may offer such space to a third party. If the third-party lease shall not be made, Tenant's rights hereunder shall apply to any subsequent third-party offer.

         2.2 Restrictions on Right of First Offer. The Right of First-Offer shall be personal to the originally named Tenant and shall be exercisable only by the originally named Tenant (and not any assignee, sublessee, or other transferee of Tenant's interest in this Lease). The originally named Tenant may exercise the Right of First Offer only if that Tenant occupies the entire Premises as of the date of Tenant's election to negotiate for a lease for the First Offer Space. Tenant shall not have the right to lease the First Offer Space if Tenant is in default under this Lease as of the date of the attempted exercise of the Right of First Offer by Tenant or as of the scheduled date of delivery of the First Offer Space to Tenant.

     3. Substitution of Other Premises (Subsection 2.1). Subsection 2.1 is deemed deleted in its entirety.

     4. Delay in Delivery of the Premises (Section 3.4). The following are deemed added as Subsections 3.4.1 and 3.4.2:

                  3.4.1 Outside Delivery Date/Rent Abatement for Late Delivery of Premises/Tenant's Right to Terminate. Notwithstanding anything contained to the contrary herein, provided this Lease is executed by Landlord and Tenant on or before April 9, 1997, and except for delays caused by events Force Majeure (as defined in Section 31.12 of this Lease) or Tenant's failure to timely and completely comply with all terms and conditions of this Lease, Tenant shall be entitled to and shall receive one
                  (1) day of abated Basic Rent (at the rate payable as of the Commencement Date) for each day Landlord is delayed in delivering possession of the Premises to Tenant after November 1, 1997. Such abated Basic Rent shall be applied to the first due and owing Basic Rent accruing after the Commencement Date. Furthermore, except for delays caused by events Force Majeure (as defined in Section 31.12 of this Lease) or Tenant's failure to timely and completely comply with all terms and conditions of this Lease, and provided Tenant is not in default under this Lease, if Landlord has not delivered possession of the Premises to Tenant on or before January 1, 1998, Tenant shall have the right to terminate this Lease, which right shall be exercised by Tenant, if at all, on or before 5:00 p.m. on the next business day following January 1, 1998.

                  3.4.2 Pre-delivery Status Reports. Landlord agrees, without liability for failing to do so, to provide Tenant with written status updates regarding completion of the Tenant Improvements and the actual Commencement Date at intervals of ninety (90), sixty (60) and thirty (30) days prior to the date Landlord expects to tender possession of the Premises to Tenant.

     5. Application of Payments (Section 4.3). Section 4.3 is deemed deleted and the following is deemed inserted in place thereof:

                  4.3 Application of Payments. All payments of Basic Rent and Additional Rent received by Landlord from Tenant shall be applied to the oldest payment of Basic Rent or Additional Rent owed by Tenant to Landlord. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this clause or have any force or effect.

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     6. Certified Funds (Section 4.4). Section 4.4 is deemed deleted and the following is deemed inserted in place thereof:

                  4.4 Certified Funds. If any non-cash payment made by Tenant is not paid by the bank or other institution on which it is drawn for any reason other than such bank or other institution's fault or inadvertence, Landlord shall have the right, exercised by notice to Tenant, to require that Tenant make all future payments by certified funds or cashier's check.

     7. Additional Rent; Rent (Lease, Subsection 5.1); Statement of Actual Direct Expenses and Payment by Tenant (Lease, Subsection 5.3.2). Notwithstanding anything contained to the contrary in Subsection 5.1 or Subsection 5.3.2 of the Lease, Tenant's Share of annual "Operating Expenses" which are controllable by Landlord (i.e., all Operating Expenses except Building and Project Common Area utilities, Building and Project Tax Expenses, and Building and Project insurance premiums including any deductible amount paid by Landlord) ("Controllable Operating Expenses"), shall not increase by an amount per square foot which is more than six percent (6%) per calendar year of the amount of Tenant's Share of Controllable Operating Expenses per square foot for the immediately preceding calendar year, on a cumulative basis (Annual Cap). Any increase in Tenant's Share of Controllable Operating Expenses, which exceeds the Annual Cap, shall hereinafter be referred to as the "Carry Over Increase". The Carry Over Increase shall be carried over to subsequent years and applied to increases in Tenant's Share of Controllable Operating Expenses where the increase in Tenant's Share of Controllable Operating Expenses does not exceed the Annual Cap.

         For example, assume Tenant's Share of Controllable Operating Expenses for the Base Year (1998) is determined to be $4.00 per square foot per year and Tenant's Share of actual Controllable Operating Expenses for calendar year 1999 is determined to be $4.40 per square foot per year (i.e., an increase of 10%). In such case, Tenant's Share of Controllable Operating Expenses for 1999 would be $4.24 per square foot per year as a result of the Annual Cap (i.e. $4.00 x
1.06 = $4.24) and the Carry Over Increase would be four percent (4%) (i.e. 10% actual increase in Tenant's Share of Controllable Operating Expenses less the 6% Annual Cap). Assume further, however, that Tenant's Share of actual Controllable Operating Expenses for calendar year 2000 is determined to be $4.40 per square foot per year (i.e., an increase of only 4% over Tenant's Share of Controllable Operating Expenses for 1999). In such case, Tenant's Share of Controllable Operating Expenses for calendar year 2000 could not exceed $4.58 per square foot per year (i.e. $4.24 x the 1999 actual increase of 4% plus the Carry Over Increase of 2% for calendar year 2000).

     8. Contest Costs; Refunds (Subsection 5.2.5.3). Subsection 5.2.5.3 is deemed deleted and the following is deemed inserted in place thereof:

                  5.2.5.3 Contest Costs; Refunds. Any expenses reasonably incurred by Landlord in attempting to protest, reduce, or minimize Tax Expenses with the purpose and intent to reduce Tenant's Share of Tax Expenses shall be included in Tax Expenses in the Expense Year in which those expenses are paid. Except for tax refunds resulting from a Proposition 8 reduction under Subsection 5.2.5.6, tax refunds shall be deducted from Tax Expenses. Such tax refunds shall be deducted from Tax Expenses in the Expense Year in which they are received by Landlord.

     9. Landlord's Books and Records (Section 5.6). The third sentence of
Section 5.6 is deemed deleted and the following is deemed inserted in place thereof:

                  The accountant must be a member of a nationally recognized accounting firm.

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     10. Security Deposit (Section 6.1). The third sentence of Section 6.1 is deemed deleted. Furthermore, the sixth sentence of Section 6.1 is deemed deleted and the following is deemed inserted in place thereof:

                  If Landlord reasonably applies any portion of the Security Deposit, Tenant shall, within thirty (30) days after demand by Landlord, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount.

     11. Asbestos Notification (Section 9.3). Section 9.3 is deemed deleted.

     12. Heating and Air Conditioning (Subsection 10.1.1). Upon Tenant's request, Landlord shall make HVAC service available to the Premises during non-standard Building Hours. The cost of such non-standard Building Hour HVAC service shall be paid by Tenant to Landlord, as Additional Rent hereunder, at Landlord's actual per hour cost which cost shall not exceed $25.00 per hour during the initial Lease Term. During any extension or renewal of the initial Lease Term, such services shall provided to Tenant at Landlord's actual cost without regard to a maximum per hour charge.

     13. Electricity (Subsection 10.1.2). The following is deemed added as the last sentence of Subsection 10.1.2:

                  In addition to the foregoing, Landlord shall provide sufficient connected electrical load to the Premises to operate computers and air conditioning systems to be installed in the Computer Room Landlord is to construct within the Premises in accordance with Exhibit C attached to this Lease.

     14. Janitorial Services (Subsection 10.1.4). The last sentence of Subsection 10.1.4 is deemed deleted and the following is deemed inserted in place thereof:

                  Such janitorial service shall include cleaning of interior windows and kitchens within the Premises and exercise and shower facilities located within the Common Areas of the Building.

     15. Interruption of Utilities (Section 10.3). The following is deemed added as the last sentence of Section 10.3:

                  Landlord covenants and agrees to exercise commercially reasonable efforts to promptly resolve any such failure, delay, or diminution of any utility service and to restore Tenant's access thereto as soon as possible.

     16. Tenant's Repair and Maintenance Obligations (Section 11.1). The fourth sentence of Section 11.1 is deemed deleted and the following is deemed inserted in place thereof:

                  At Landlord's option or if Tenant fails to make such repairs, Landlord may, but need not, make the repairs and replacements. On receipt of an invoice from Landlord, and provided such repairs and replacements were not necessary as a result of the negligence or willful misconduct of Landlord, its agents, employees, or contractors, Tenant shall pay Landlord Landlord's out of pocket costs incurred in connection with such repairs and replacements plus a reasonable amount to reimburse Landlord for all overhead, general conditions, fees, and other costs and expenses arising from Landlord's involvement with such repairs and replacements.

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     17. Landlord's Repair and Maintenance Obligations (Section 11.2). The
following is deemed added to the end of Section 11.2:

                  Notwithstanding anything contained to the contrary in Section
                  11.1 above or this Section 11.2, Tenant shall have the limited right to make emergency repairs to the Premises subject to Tenant's good faith effort to first notify Landlord of the need for such repairs and thereafter allowing Landlord a reasonable period of time within which to make the emergency repairs. If Tenant performs any emergency repairs, the repairs shall be made only to the extent necessary to prevent or minimize imminent injury or harm to persons or property in or about the Premises or to permit Tenant to continue to or to re-commence the conduct of business in the Premises and Landlord shall, within thirty (30) days of Landlord's receipt of an invoice therefor, reimburse Tenant for all costs and expenses reasonably incurred and actually paid by Tenant in connection therewith. Tenant shall have no right to offset or deduct the amount of such emergency repairs from any Basic Rent, Additional Rent or other amount owed Landlord under this Lease.

     18. Consent Procedure; Conditions (Subsection 12.1.1). Subsection 12.1.1 is deemed deleted and the following is deemed inserted in place thereof:

                  12.1.1 Consent Procedure; Conditions. Tenant shall request such consent by written notice to Landlord, which must be accompanied by detailed and complete plans and specifications for the proposed work. As a condition of its consent to Alterations, Landlord may impose any reasonable requirements that Landlord considers desirable, including a requirement that Tenant provide Landlord with a surety bond, a letter of credit, or other financial assurance that the cost of the Alterations will be paid when due but only to the extent that such costs exceed the amount of the Security Deposit then on deposit with Landlord.

     19. Payment for Improvements (Section 12.4). Subsection (c) of Section 12.4 is deemed deleted.

     20. Exculpation (Subsection 14.2.1). The last sentence of Subsection 14.2.1 is deemed deleted and the following is deemed inserted in place thereof:

                  This exculpation clause shall not apply to claims against Landlord Parties to the extent that a final judgment of a court of competent jurisdiction establishes that the injury, loss, damage, or destruction was proximately caused by Landlord Parties' negligence, fraud, willful injury to person or property, or violation of law.

     21. Tenant's Acknowledgement of Fairness (Section 14.2.3). Subsection
14.2.3 is deemed deleted.

     22. Indemnification (Section 14.3). The following is deemed added to the Lease as Subsections 14.3.9:

                  14.3.9 Landlord's Indemnification of Tenant. Because Landlord is required to maintain insurance on the Building and Tenant compensates Landlord for such insurance as part of Tenant's Share of Operating Expenses and because of the waivers of subrogation in section 14.10, Landlord shall, with counsel reasonably acceptable to Tenant,


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                   indemnify, defend, and hold harmless Tenant Parties from and against all Claims for injury to or death of persons or damage to property outside the Premises to the extent that such Claims are covered by such insurance (or would have been covered had Landlord carried the insurance required under this Lease), even if resulting from the negligent acts, omissions, or willful misconduct of Tenant Parties. In addition, Landlord shall, with counsel reasonably acceptable to Tenant, indemnify, defend, and hold harmless Tenant Parties from and against all Claims resulting from the negligent acts, omissions, or willful misconduct of Landlord Parties in connection with Landlord Parties' activities in, on, or about the Project or Building, except to the extent that such Claim is for damage to the Tenant Improvements and Tenant's personal property, fixtures, furniture, and equipment in the Premises and is covered by insurance that Tenant is required to obtain under this Lease (or would have been covered had Tenant carried the insurance required under this Lease).

     23. "Per Location" Endorsement (Subsection 4.5.11). Subsection 14.5.11 is deemed deleted and the following inserted in place thereof:

                  If, at anytime during the Term of this Lease, Tenant's primary liability coverage is less than $2,000,000.00, Tenant shall, at Tenant's sole expense, procure a "per location" endorsement or equivalent reasonably acceptable to Landlord so that the general aggregate and other limits apply separately and specifically to the Premises.

     24. Tenant's Property Insurance (Subsection 14.7.1). Subsection 15.4.7.1
(b) is deemed deleted.

     25. Landlord's Option to Terminate or Repair (Section 15.2). In the first sentence of Section 15.2, the words "sixty (60) days" are deemed deleted and the words "thirty (30) days" are deemed inserted in place thereof.

     26. Landlord's Option to Terminate (Section 15.3). In the first sentence of
Section 15.3, the words "two hundred and seventy (270)" are deemed deleted and the words "one hundred eighty (180)" are deemed inserted in place thereof.

     27. Tenant's Option to Terminate (Section 15.4). In the first sentence of
Section 15.3, the words "two hundred and seventy (270)" are deemed deleted and the words "one hundred eighty (180)" are deemed inserted in place thereof.

     28. Landlord's Right to Terminate (Section 16.3.3). The first sentence of Subsection 16.3.3 is deemed deleted and the following is deemed inserted in place thereof:

                  Landlord shall have the option to terminate this Lease if: (a) twenty-five percent (25%) or more of the Rentable Square Feet of the Building or the Premises is taken through Condemnation;
                  (b) any portion of the Building or Project necessary for Landlord to operate the Building efficiently is taken through Condemnation; or (c) any other areas providing access to the Premises or Building are taken through Condemnation.

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     29. Landlord's Consent (Section 17.3). The following is deemed added as
Subsection 17.3.4 of the Lease:

                  17.2.4   Disputes Regarding Assignment and Subletting.

                           17.2.4.1 Arbitration. Subject to the limitations
                  contained in Subsection 17.3.3 above, any dispute regarding a requested assignment of this Lease or a requested subletting of all or any portion of the Premises shall be resolved, at the option of Landlord or Tenant, by neutral binding arbitration before a single arbitrator, to be held in accordance with the real estate rules of the American Arbitration Association. Judgment on the award rendered by the arbitrator may be entered in any Court having jurisdiction over the dispute. The Arbitrator shall be an attorney familiar with handling commercial lease matters. Hearings shall be held in the City of San Diego, California or other venue determined by mutual agreement of the parties.

                           17.2.4.2 Demand and Limitations on Claims. Any demand
                  for arbitration must be made in writing to the other party and the American Arbitration Association. No demand for arbitration may be made after the date on which the institution of legal proceedings based on the dispute is barred by the applicable statute of limitations.

                           17.2.4.3 Provisional Remedies. The parties shall each
                  have the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief or temporary protective order, if the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief or id there is no other adequate remedy. This application shall not waive a party's arbitration rights hereunder.

                           17.2.4.4 Powers and Duties of Arbitrator. The
                  arbitrator shall have the power to grant declaratory or equitable relief only and shall not have the power to award damages. The arbitrator shall prepare and provide to the parties a written decision on all matters subject to the arbitration, including factual findings and the reasons that form the basis of the arbitrators decision. The arbitrator shall not have the power to commit errors of law or legal reasoning, and the decision of the arbitrator shall be vacated or corrected for any such error or on any other grounds specified in Code of Civil Procedure section 1286.2 or section 1286.6. The decision of the arbitrator shall be mailed to the parties no later than thirty (30) days after the close of the arbitration hearing. The arbitration proceedings shall be reported by a certified shorthand court reporter. Written transcripts of the proceedings shall be prepared and made available to the parties.

                           17.2.4.5 Discovery/Evidence/Costs. The parties shall
                  have the right to discovery in accordance with Code of Civil Procedure sections 1283.05 and 1283.1 as long as the arbitrator's permission shall not be required to take a discovery deposition. All discovery disputes shall be resolved by the arbitrator. The provisions of the California Evidence Code shall apply to the arbitration hearing. Costs and fees


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
                  of the arbitrator shall be borne by the non-prevailing party unless the arbitrator for good cause determines otherwise. The prevailing party shall be awarded reasonable attorney fees, expert and non-expert witness expenses, and other costs and expenses incurred in connection with the arbitration.

                           17.2.4.6 Notice. BY INITIALING IN THE SPACE BELOW,
                  YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF A REQUESTED ASSIGNMENT OF THIS LEASE OR A REQUESTED SUBLETTING OF ALL OR A PORTION OF THE PREMISES DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MAY HAVE OR POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING BELOW, YOU ARE GIVING UP JUDICIAL RIGHT TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED HEREIN. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. I/WE HAVE READ AND UNDERSTOOD THE FOREGOING AND AGREE TO BE SUBMIT DISPUTES DESCRIBED HEREIN TO NEUTRAL ARBITRATION.

                           --------------------      -----------------
                           Landlord's Initials       Tenant's Initials

     30. Transfer Premium (Subsection 17.4.1). The first sentence of Subsection
17.4.1 is deemed deleted and the following is deemed inserted in place thereof:

                  As a reasonable condition to Landlord's consent to any Transfer, Tenant shall pay to Landlord twenty-five percent (25%) of any Transfer Premium, as defined in this Subsection 17.4.1.

     31. Restrictions on Marketing the Space (Section 17.8). Section 17.8 is deemed deleted.

     32. Late Charge (Section 24.1). The first sentence of Section 24.1 is deemed deleted and the following is deemed inserted in place thereof:

                  If any Rent payment is not received by Landlord or Landlord's designee within five (5) days after that Rent is due, Tenant shall pay to Landlord a late charge equal to the greater of One Hundred Dollars ($100), or eight percent (8%) of the overdue amount as liquidated damages, in lieu of actual damages (other than interest under Section 24.2 and attorney fees and costs under Section 27.1).

     33. Landlord's Access to Premises (Section 28.1). The first sentence of
Section 28.1 is deemed deleted and the following is deemed inserted in place thereof:

                  Landlord and its agents and employees shall have the right, following reasonable advance written notice to Tenant, to enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers, mortgagees, or tenants or to ground lessors or underlying lessors; (c) serve, post, and keep posted notices required by law or that Landlord considers necessary for the protection of Landlord or the Building; or
                  (d) make repairs, replacements, alterations, or improvements to the Premises or Building that Landlord considers necessary or desirable.

     34. Tenant's Waiver (Section 28.2). Section 28.2 is deemed deleted and the following is deemed inserted in place thereof:

                  Subject to the provision of Section 28.1 above, Landlord may enter the Premises without the abatement of Rent and may take steps to accomplish the stated purposes. Tenant waives any claims for damages caused by Landlord's entry, including damage claims for: (a) injuries; (b) inconvenience to or interference with Tenant's business; (c) lost profits; and (d) loss of occupancy or quiet enjoyment of the Premises.

     35. Nontransferable Passes (Section 30.4). Section 30.4 is deemed deleted and the following is deemed inserted in place thereof:

                  30.4 Nontransferable Passes. The parking passes granted by Landlord to Tenant under this Article 30 are provided to Tenant solely for use by Tenant's personnel (not including Tenant's invitees and guests). These passes may not be transferred, assigned, subleased, or otherwise alienated by Tenant without Landlord's prior approval.

     36. Building Name; Tenant's Signage Rights (Subsection 29.1). Landlord agrees that, for so long as Tenant leases and occupies the Premises, and provided Tenant shall not be in default under this Lease, Tenant shall have the right to place one (1) top parapet level exterior tenant identification sign on the Southwest fascia of the Building and one (1) top parapet level tenant identification sign on the Southeast fascia of the Building (collectively, the "Parapet Signs"). Landlord shall have the right to review and approve the design, dimensions, construction and exact location of the Parapet Signs prior to their fabrication or installation on the Building. Tenant's rights hereunder are further conditioned upon (i) the Parapet Signs being permitted by applicable code, ordinance, statute, rule or regulation or by any action or rule of any governmental authority having jurisdiction over such matters, and (ii) all consents necessary from all governmental authorities having jurisdiction over such matters having been obtained by Tenant.

     Tenant will bear the entire cost associated with creating, designing, manufacturing, and installing the Parapet Signs and all costs of illuminating (if Tenant chooses to illuminate the Parapet Signs), operating, maintaining and insuring the Parapet Signs ("Lighting Cost"). If any Lighting Cost is invoiced to Landlord, such cost shall become Additional Rent due upon invoice therefrom by Landlord. Upon the expiration or earlier termination of this Lease or Tenant's right to possession of the Premises Tenant shall, at Tenant's sole cost and expense, cause the Parapet Signs to be removed and shall repair and restore those portions of the Building affected by the installation or removal of the Parapet Signs, to the condition existing prior to their installation or to a condition otherwise satisfactory to Landlord. Tenant acknowledges and agrees that Landlord shall have the right to grant other tenants of the Building or Project the right to install signage on the exterior of the Building or other buildings within the Project.

     37. Subordination, Non-disturbance, and Attornment (Article 21). Landlord agrees that, concurrently with execution of this Lease, it will exercise commercially reasonable efforts to provide Tenant with non-disturbance agreements in favor of Tenant from any ground lessors, mortgage holders or lien holders then in existence. Landlord also agrees to exercise commercially reasonable efforts to provide Tenant with non-disturbance agreements in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who later come into existence at any time during the Lease Term. All such agreements shall provide that as long as Tenant is not in default of the provisions of this Lease, this Lease shall remain in effect, notwithstanding a judicial foreclosure or sale in lieu of foreclosure.

     38. Number of Parking Passes (Section 30.1). Section 30.1 is deemed deleted and the following is deemed inserted in place thereof:

                  30.1 Parking Passes/Parking Management Plan. Tenant shall receive parking passes for the number of parking spaces set forth Summary of Basic Lease Information Section 12. At Tenant's request, Landlord will design, implement and administer a transportation and parking plan ("Transportation and Parking Plan") to assist Tenant with its higher than allocated parking requirements. Landlord contemplates that the Transportation and Parking Plan may initially involve a valet service and/or a shuttle service during peak hours to and from offsite parking areas such as the Carmel Valley Coaster depot or CalTrans Park and Ride location. The cost of designing, implementing, administering and operating the Transportation and Parking Plan shall be borne by Tenant and other users who make arrangements through Tenant to utilize such services.

     39. Construction Drawings for the Premises (Exhibit C, Section 1). Section 1 of Exhibit C is deemed deleted and the following is deemed inserted in place thereof:

                  Landlord shall construct the improvements in the Premises (the "Tenant Improvements") pursuant to those certain plans and specifications prepared by Smith Consulting Architects dated February 20, 1997, consisting of Sheet TS 1 dated March 26, 1997, Sheet TS 2 dated February 13, 1997, Sheet A1.1 dated March 26, 1997, Sheet A1.2 dated March 26, 1997, Sheet A2.1 dated March 24, 1997, Sheet A2.2 dated March 24, 1997, Sheet A3 dated March 25, 1997, Sheet A4 dated March 21, 1997, Sheet A5 dated March 21, 1997, Sheet A6 dated March 25, 1997, Building Standard Tenant Improvement Finishes dated February 20, 1997, pages 1 through 9 and that certain document describing additional work to be performed by Landlord in the Computer Room and 3rd Floor File Storage Room, which document is attached hereto and made a part hereof as Exhibit C-1 (collectively, the "Approved Plans and Specifications"). Tenant shall make no changes or modifications to the Approved Plans and Specifications without the prior written consent of Landlord, which consent may be withheld in Landlord's reasonable discretion if such change or modification would directly or indirectly delay the "Substantial Completion," as that term is defined in Section

                  4.1 of this Tenant Work Letter Agreement, of the Premises or increase the cost of designing or constructing the Tenant Improvements.

     40. Tenant's Agents (Section 5.4, Exhibit C). A period (.) is deemed placed after the word "Project" and the balance of Section 5.4 of Exhibit C is deemed deleted.

     41. Effectiveness of Lease. Except as and to the extent modified by this Addendum, all provisions of the Lease shall remain in full force and effect.

LANDLORD                                  TENANT

American Assets, Inc.,                    ACC Consumer Finance Corporation,
a California corporation                  a Delaware corporation



By: /s/ JOHN W. CHAMBERLAIN                   By: /s/ GARY S. BURDICK
    -------------------------------------         ------------------------------
      Name: John W. Chamberlain                     Name: Gary S. Burdick
      Title: Chief Executive Officer                Title: President


                                              By:
                                                  ------------------------------
                                                    Name:
                                                          ----------------------
                                                    Title:
                                                           ---------------------